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                                                                    Exhibit 4.11


           YEAR 2001 PERFORMANCE CONTRACT WITH SENIOR VICE PRESIDENT
                         OF PETROCHINA COMPANY LIMITED

Offeree: Name: REN, Chuanjun                      Offeror: Name: HUANG, Yan                  Term of the Contract: January 1, 2001
                                                                                              to December 31, 2001
Title:  Senior Vice President of PetroChina       Title:  President of PetroChina Company
        Company Limited ("PetroChina")                   Limited                             Date of Execution:   January, 2001


INDICES                       KEY PERFORMANCE INDICES      WEIGHT          MEASUREMENT           TARGET         ACTUAL PERFORMANCE
-------                       -----------------------      ------          -----------           ------         ------------------
                              (KPI)
Profits Indices               Rate of return of the        35%             %                     12.86
                              invested capital of
                              PetroChina (ROIC)

                              Net income of PetroChina     20%             In million RMB        41,470
                              (NI)

                              Free cash flow of            20%             In million RMB        9,950
                              PetroChina (FCF)

Operating Indices             Refining and marketing       15%             In thousand           1,118
                              sales revenue per capita                     RMB/person

                              Gap between actual capital   10%             %                     +/-5
                              expenditures and budget of
                              downstream companies

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
Indices to Be Put under       Total number of employees     431,646 persons                                Comprehensive performance
Control                                                                                                    expressed in marks to be
                                                                                                           reduced by 10 marks if
                                                                                                           exceeding target of the
                                                                                                           index put under control.


Signature of Offeree: s/Ren Chuanjun         Signature of Offeror:   s/Huang Yan
                      --------------                                 -----------